                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Section 240.14a-12

                              INNOTRAC CORPORATION
                         ------------------------------
                (Name of Registrant as Specified in its Charter)

                                       N/A
                         ------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

                                            N/A
                  -------------------------------------------------------------

         (2) Aggregate number of class of securities to which transaction applies:

                                            N/A
                 --------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         [ ]      Fee paid previously with preliminary materials.

         [ ]      Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fees was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:                    N/A
                                            ----------------------------------

         (2)      Form, Schedule or Registration Statement No.:        N/A
                                                               ----------------

         (3)      Filing Party:                          N/A
                               ------------------------------------------------

         (4)      Date Filed:                            N/A
                              -------------------------------------------------

                                [INNOTRAC LOGO]



                                                                  April 15, 2004

To Our Shareholders:

         On behalf of the Board of Directors and management of Innotrac Corporation, I cordially invite you to the Annual Meeting of Shareholders to be held on May 17, 2004, at 9:00 AM, Eastern Daylight Time, at the Gwinnett Civic and Cultural Center located at 6400 Sugarloaf Parkway in Duluth, Georgia.

         At the Annual Meeting, shareholders will be asked to consider and vote upon the re-election of two current Innotrac directors. Information about the nominees for directors and certain other matters is contained in the accompanying Proxy Statement. A copy of Innotrac's 2003 Annual Report to Shareholders, which contains financial statements and other important information about Innotrac's business, is also enclosed.

         It is important that your shares of stock be represented at the meeting, regardless of the number of shares you hold. We encourage you to specify your voting preferences by marking and dating the enclosed Proxy Card. If you wish to vote for re-electing all the nominees for director specified herein, however, all you need to do is sign and date the Proxy Card.

         Regardless of whether you plan to attend the meeting in person, please complete the enclosed Proxy Card and return it promptly in the enclosed envelope, or vote by using any other method described on your Proxy Card. If you do attend and wish to vote in person, you may revoke your proxy at that time.

         I hope you are able to attend, and look forward to seeing you.


                                         Sincerely,

                                         /s/ SCOTT D. DORFMAN



                                         SCOTT D. DORFMAN
                                         Chairman of the Board, President and
                                         Chief Executive Officer

                              INNOTRAC CORPORATION
                             6655 SUGARLOAF PARKWAY
                              DULUTH, GEORGIA 30097

                               -----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 17, 2004

                               -----------------

To the Shareholders of Innotrac Corporation:

         Notice is hereby given that the Annual Meeting of Shareholders of Innotrac Corporation will be held at 9:00 AM, Eastern Daylight Time, on Monday, May 17, 2004, at the Gwinnett Civic and Cultural Center located at 6400 Sugarloaf Parkway, Duluth, Georgia 30097, for the following purposes:

         1. To elect 2 directors whose terms, if re-elected, will expire in 2007; and

         2. To consider such other matters as may properly come before the meeting and any adjournment or postponement thereof.

         A Proxy Statement and a Proxy Card solicited by the Board of Directors are enclosed herewith. Please sign, date and return the Proxy Card promptly in the enclosed business reply envelope, or vote using any other method that may be described on your Proxy Card. If you attend the meeting, you may, if you wish, withdraw your Proxy and vote in person.


                                       BY ORDER OF THE BOARD OF DIRECTORS,

                                       DAVID L. GAMSEY
APRIL 15, 2004                         Secretary


WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, WE URGE YOU TO FILL IN, DATE, SIGN, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED BUSINESS REPLY ENVELOPE, OR VOTE USING ANY OTHER METHOD THAT MAY BE DESCRIBED ON YOUR PROXY CARD. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE ANNUAL MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

                              INNOTRAC CORPORATION
                            PROXY STATEMENT CONTENTS

Introduction............................................................................................          1
Quorum and Voting Requirements..........................................................................          2
Voting Securities and Principal Shareholders............................................................          2
Board Matters...........................................................................................          4
Items for Vote:
         Item No. 1: Election of Directors..............................................................          7
Executive Compensation..................................................................................          9
Related Party Transactions..............................................................................         12
Report of the Compensation Committee on Executive Compensation..........................................         13
Stock Performance Graph.................................................................................         15
Equity Compensation Plans...............................................................................         15
Independent Public Accountants..........................................................................         16
Report of the Audit Committee...........................................................................         17
Shareholders' Proposals for 2005 Annual Meeting.........................................................         18
Other Matters...........................................................................................         18
Appendix A..............................................................................................        A-1

                             [INNOTRAC LETTERHEAD]


                                 PROXY STATEMENT
                              DATED APRIL 15, 2004
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 17, 2004


                                  INTRODUCTION

         This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Innotrac Corporation ("Innotrac" or the "Company") for use at Innotrac's 2004 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Monday, May 17, 2004, including any postponement, adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. Management intends to mail this Proxy Statement and the accompanying form of proxy to shareholders on or about April 15, 2004.

         Only shareholders of record at the close of business on March 31, 2004 (the "Record Date") are entitled to notice of and to vote in person or by proxy at the Annual Meeting. As of the Record Date, there were 11,833,193 shares of common stock, $0.10 par value per share (the "Common Stock"), of Innotrac outstanding and entitled to vote at the Annual Meeting.

         Proxies in the accompanying form duly executed and returned to the management of Innotrac, and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by delivery of a subsequently dated proxy, by written notification to the Secretary of Innotrac or by personally withdrawing the proxy at the Annual Meeting and voting in person.

         Proxies that are executed, but that do not contain any specific instructions, will be voted for the election of all the nominees for director specified herein. The persons appointed as proxies will vote in their discretion on any other matter that may properly come before the Annual Meeting or any postponement, adjournment or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting.

         If your shares of Common Stock are held by a broker, bank or other nominee (i.e., in "street name"), you will receive instructions from your nominee, which you must follow in order to have your shares voted - the instructions may appear on the special proxy card provided to you by your nominee (also called a "voting instruction form"). Your nominee may offer you different methods of voting, such as by telephone or Internet. If you do hold your shares in "street" name and plan on attending the Annual Meeting, you should request a proxy from your broker or other nominee holding your shares in record name on your behalf in order to attend the Annual Meeting and vote at that time (your broker may refer to it as a "legal" proxy).

         A copy of Innotrac's Annual Report to Shareholders is being furnished herewith to each shareholder of record as of the close of business on the Record Date. Copies of Innotrac's Annual Report on Form 10-K for the year ended December 31, 2003 will be provided free of charge upon written request to:

                              INNOTRAC CORPORATION
                             6655 SUGARLOAF PARKWAY
                              DULUTH, GEORGIA 30097
                                ATTN.: SECRETARY

         If the person requesting the Annual Report on Form 10-K for the year ended December 31, 2003 was not a shareholder of record on the Record Date, the request must include a representation that the person was a beneficial owner of Common Stock on that date. Copies of any exhibits to Innotrac's Annual Report on Form 10-K for the year ended December 31, 2003 also will be furnished on request and upon payment of Innotrac's expenses in furnishing the exhibits.

                         QUORUM AND VOTING REQUIREMENTS

         The holders of a majority of the shares entitled to vote on the Record Date, represented in person or by proxy, shall constitute a quorum for the purpose of transacting business at the Annual Meeting. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at the Annual Meeting. The required vote for each item of business at the Annual Meeting is as follows:

         -- For Item 1 on the Proxy Card, the election of directors, those nominees receiving the greatest number of votes at the Annual Meeting, assuming a quorum is present, shall be deemed elected, even though such nominees may not receive a majority of the votes cast.

         -- For any other business at the Annual Meeting, if more shares are voted in favor of the matter than against it, assuming a quorum is present, the matter shall be approved, unless the vote of a greater number is required by law.

         In counting the votes cast, only those cast "for" and "against" a matter are included, although you cannot vote "against" a nominee for director. An abstention and a "broker non-vote" are counted only for purposes of determining the presence of a quorum at the Annual Meeting. "Broker non-votes" are votes that brokers holding shares of record for their customers (i.e., in "street name") are not permitted to cast under applicable regulations because the brokers have not received clear voting instructions from their customers.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

         The following table sets forth the information concerning the beneficial ownership of the Common Stock, which is Innotrac's only class of voting stock, at February 15, 2004, by:

         - each person known to Innotrac to beneficially own more than 5% of the Common Stock;

         - each director (including nominees for re-election), the Chief Executive Officer and the four other most highly compensated executive officers; and

         -        all of Innotrac's directors and executive officers as a group.

         To Innotrac's knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with regard to all shares beneficially owned.

                                                                          NUMBER OF SHARES           PERCENTAGE
BENEFICIAL OWNER                                                       BENEFICIALLY OWNED(1)     BENEFICIALLY OWNED
----------------                                                       ---------------------     ------------------
Scott D. Dorfman.................................................         5,611,972 (2)(3)              47.8%
IPOF Fund, LP....................................................         2,969,000 (4)                 25.3%
Dimensional Fund Advisors Inc....................................           633,900 (5)                  5.4%
David L. Ellin...................................................           341,510 (6)                  2.9%
Larry C. Hanger..................................................           126,510 (7)                  1.1%
David L. Gamsey..................................................           122,010 (8)                  1.0%
Martin J. Blank..................................................            97,000 (9)                  *
Bruce V. Benator.................................................            76,000 (10)                 *
Robert J. Toner..................................................            35,510 (11)                 *
Joel E. Marks....................................................            42,500 (12)                 *
All directors and executive officers as a group (9 persons)......         6,453,012                     54.9%

-----------------
*    Denotes less than 1%

(1) Beneficial ownership is determined under the rules of the Securities and Exchange Commission. These rules deem common stock subject to options currently exercisable, or exercisable within 60 days, to be outstanding for purposes of computing the percentage ownership of the person holding the options or of a group of which the person is a member, but they do not deem such stock to be outstanding for purposes of computing the percentage ownership of any other person or group. As of February 15, 2004, there were 11,745,030 shares of Common Stock outstanding.

(2) Includes an aggregate of 178,003 shares owned by: (i) Mr. Dorfman's wife individually and as custodian for the benefit of their three oldest children; (ii) Mr. Dorfman's brother as trustee for the benefit of Mr. Dorfman's three oldest children; (iii) shares held by Mr. Dorfman's two oldest children directly; and (iv) shares held by Mr. Dorfman as custodian for his three youngest children. Mr. Dorfman's address is 6655 Sugarloaf Parkway, Duluth, Georgia 30097.

(3) Includes 87,500 shares subject to presently exercisable options and options vesting in the next 60 days, as well as 10,510 shares of restricted stock that vested on March 1, 2004.

(4) According to a Schedule 13G filed June 18, 2003, IPOF Fund, LP ("IPOF") is an Ohio limited partnership and David Dadante ("Dadante") is IPOF's General Partner. IPOF and Dadante jointly own and possess voting and investment power with respect to the shares of Innotrac's Common Stock owned. The address of IPOF and Dadante is 25381 Chatworth Drive, Euclid, Ohio 44117.

(5) According to a Schedule 13G filed February 6, 2004, Dimensional Fund Advisors Inc. ("Dimensional") is a registered investment advisor that furnishes investment advice to four registered investment companies and serves as investment manager to certain other commingled group trusts and separate accounts. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power with respect to the shares of Innotrac's Common Stock owned by the investment companies, trusts and separate accounts. Dimensional disclaims beneficial ownership over the shares of Innotrac's Common Stock owned by the investment companies, trusts and separate accounts. The address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(6) Includes 248,500 shares subject to presently exercisable stock options and options vesting in the next 60 days, as well as 10,510 shares of restricted stock that vested on March 1, 2004.

(7) Includes 116,000 shares subject to presently exercisable stock options, as well as 10,510 shares of restricted stock that vested on March 1, 2004.

(8) Includes 111,500 shares subject to presently exercisable stock options and options vesting in the next 60 days, as well as 10,510 shares of restricted stock that vested on March 1, 2004.

(9) Includes 55,000 shares subject to presently exercisable stock options and options vesting in the next 60 days.

(10) Includes 75,000 shares subject to presently exercisable stock options and options vesting in the next 60 days.

(11)     Includes 25,000 shares subject to options vesting in the next 60 days.

(12) Includes 10,000 shares held by the Marks Family, LLLP and 12,500 shares subject to presently exercisable stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Innotrac's directors and executive officers, and persons who own more than 10% of Innotrac's Common Stock, to file with the Securities and Exchange Commission (the "SEC") certain reports of beneficial ownership of the Common Stock. Based solely on copies of such reports furnished to Innotrac and written representations that no other reports were required, Innotrac believes that all applicable Section 16(a) reports were timely filed by its directors, officers and 10% shareholders during the fiscal year ended December 31, 2003, with the exceptions noted below.

         On June 18, 2003, IPOF Fund, LP and its General Partner, David Dadante (together, the "IPOF Group") filed Schedule 13G and Form 3 with the SEC indicating that the IPOF Group had acquired approximately 1.8 million shares of Common Stock since January 1, 2003. The IPOF Group filed Schedule 13D on July 30, 2003, which it subsequently amended on December 9, 2003, at which time it also filed a Form 4 indicating that the IPOF Group had acquired approximately
3.0 million shares representing 25.5% of the outstanding Common Stock. On February 6, 2004, the IPOF Group filed a Form 4 indicating that it made total open market purchases of 3,032,400 shares of Common Stock during 2003. On March 18, 2004, the IPOF Group again amended the Schedule 13D to indicate that it made open market purchases between December 9, 2003 and March 18, 2004 that increased its ownership to 3,109,500 shares representing 26.7% of the outstanding Common Stock. Based on these filings, the Company does not believe that the IPOF Group timely filed all required Form 4s in 2003.

                                  BOARD MATTERS

BOARD INDEPENDENCE

         The Bylaws of Innotrac provide that the Board of Directors shall consist of not less than five nor more than eleven directors, with the exact number being set from time to time by the Board or the shareholders. In fiscal 2003, the Board consisted of seven directors, four of whom were employees of the Company. In light of the Sarbanes-Oxley Act of 2002 and the new listing standards of the Nasdaq Stock Market, which require the majority of directors on the Board to meet certain independence requirements by the time of the Annual Meeting, Larry C. Hanger resigned effective March 1, 2004 and David L. Ellin agreed not to stand for re-election at the expiration of his current term, which expires at the Annual Meeting. The Board determined that Messrs. Blank, Marks and Benator meet the independence requirements of the new Nasdaq listing standards. The Board concluded that it needed one additional independent director to meet these independence requirements. The Chairman and Chief Executive Officer and the Company's legal counsel identified Alston Gardner as a potential director nominee. After due consideration, the Board agreed that Mr. Gardner qualified to serve as a director of the Company under the nominations criteria described more fully below under the heading "Director Nominations" and voted to elect Mr. Gardner as a Class III Director at its March 1, 2004 meeting. Also at this meeting, the Board resolved to reduce the number of directors to six, effective as of May 17, 2004. Effective with Mr. Gardner's election, the majority of the directors of the Board are independent. Mr. Gardner will stand for re-election at the Company's Annual Meeting.

MEETINGS AND COMMITTEES OF THE BOARD

         The Board of Directors meets on a regular basis to supervise, review and direct Innotrac's business and affairs. During fiscal 2003, the Board of Directors had four committees to which it assigned certain responsibilities in connection with the governance and management of its affairs: an Executive Committee, an Audit Committee, a Compensation Committee, and an Executive Compensation Subcommittee. In 2004, the Board combined the Compensation Committee and the Executive Compensation Subcommittee, established an independent Nominating/Governance Committee, and dissolved the Executive Committee. Each committee operates under a written charter adopted by the Board. During the 2003 fiscal year, the Board held eight meetings. Each of the directors attended at least 75% of the Board meetings and meetings of committees on which they served during the 2003 fiscal year.

         The composition of these committees for fiscal 2003 was as follows:

                                                                               EXECUTIVE
                                                                              COMPENSATION
              NAME OF DIRECTOR            AUDIT          COMPENSATION       SUBCOMMITTEE (3)     EXECUTIVE(4)
        ----------------------------- --------------- ------------------- --------------------- ---------------
        Non-Employee Directors
          Joel E. Marks                     X                 X                    X
          Bruce V. Benator                X(1)*                                                       X
          Martin J. Blank                   X                 X                    X
        Employee Directors
          Scott D. Dorfman                                  X(2)*                                     X*
          David L. Gamsey
          Larry C. Hanger(5)
          David L. Ellin(6)                                                                           X

-----------------
*    Denotes Chairman.
(1) Mr. Benator resigned from the Audit Committee at the March 1, 2004 meeting in light of the independence requirements under the Sarbanes-Oxley Act of 2002, and Mr. Gardner was appointed to this Committee at that date.
(2) Mr. Dorfman resigned from the Compensation Committee at the March 1, 2004 meeting in light of the independence requirements of the new Nasdaq listing standards.
(3)  This Subcommittee was dissolved at the March 1, 2004 meeting.
(4)  This Committee was dissolved as of March 1, 2004.

(5) Mr. Hanger resigned from the Board at the March 1, 2004 meeting in light of the independence requirements under the new Nasdaq listing standards.
(6)  Mr. Ellin is not standing for re-election at the Annual Meeting.

         Audit Committee. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its financial and other oversight responsibilities. At a meeting on March 1, 2004, the Board amended and restated its written Audit Committee Charter in light of the Sarbanes-Oxley Act of 2002 and the new listing standards of the Nasdaq Stock Market. A copy of the amended and restated Audit Committee Charter is available at the Company's internet site (http://www.innotrac.com/company/investors/corpgovern.html) and is attached as Appendix A to this Proxy Statement. The Audit Committee's duties, responsibilities and activities include reviewing Innotrac's financial statements, reports and other financial information, overseeing the annual audit and the independent auditors, and reviewing the integrity of Innotrac's financial reporting process and the quality and appropriateness of its accounting principles. The Audit Committee held six meetings during fiscal 2003. The Report of the Audit Committee is included herein beginning at page 17.

         The Board has determined that Mr. Marks satisfies the "audit committee financial expert" criteria adopted by the SEC under Section 407 of the Sarbanes-Oxley Act of 2002 and serves as the Audit Committee Chairman. The members of the Audit Committee are all independent and meet the financial literacy requirements of the new Nasdaq listing standards.

         Compensation Committee and Executive Compensation Subcommittee. The Compensation Committee is responsible for the review and approval of compensation of employees above a certain salary level, the review of management recommendations relating to incentive compensation plans, the administration of Innotrac's Stock Incentive and Senior Executive Compensation Plans, the review of compensation of directors and consultation with management and the Board on senior executive continuity matters. In light of the new Nasdaq listing standards, the Board amended and restated its written Compensation Committee Charter, a copy of which is available at the Company's internet site (http://www.innotrac.com/company/investors/corpgovern.html). The Compensation
Committee held one meeting during fiscal 2003. The Report of the Compensation Committee is included herein beginning at page 13.

         The Executive Compensation Subcommittee was constituted to (1) achieve certain securities law advantages with respect to stock-based compensation to Innotrac's officers and directors, and (2) maintain the tax deductibility of certain executive compensation in excess of $1 million. In light of the new Nasdaq listing standards, Mr. Dorfman resigned from the Compensation Committee effective March 1, 2004. The Board determined that, without Mr. Dorfman serving on the Compensation Committee, the Committee can fulfill all of the responsibilities of the Executive Compensation Subcommittee and accordingly dissolved the Subcommittee. Messrs. Blank and Marks, who comprise the Compensation Committee for 2004, are both independent as defined in the new listing standards of the Nasdaq Stock Market.

         Executive Committee. The Executive Committee, pursuant to authority delegated by the Board, from time to time considered certain matters in lieu of convening a meeting of the full Board, subject to any restrictions in applicable law related to the delegation of certain powers to a committee of the Board. Messrs. Dorfman, Ellin and Benator comprised the members of the Executive Committee in 2003. The Executive Committee held no meetings during fiscal 2003 and was dissolved effective March 1, 2004.

         Nominating/Governance Committee. The Board of Directors established the Nominating/Governance Committee at the March 1, 2004 meeting in light of the new Nasdaq listing standards. The Board established a written Nominating/Governance Committee Charter, a copy of which is available at the Company's internet site (http://www.innotrac.com/company/investors/corpgovern.html). The
Nominating/Governance Committee is responsible for reviewing matters pertaining to the composition, organization and practices of the Board of Directors (including a periodic evaluation of the Board in meeting its corporate governance responsibilities) and for recommending to the full Board a slate of directors for consideration by the stockholders at the annual meeting and candidates to fill any vacancies on the Board. The Nominating/Governance Committee is comprised of Messrs. Blank, Benator, Marks and Gardner, all of whom the Board has determined are independent under the new Nasdaq listing standards.

        In the opinion of the Board, the Board and its committees perform their duties in accordance with the current regulations of the SEC and the Nasdaq Stock Market. At each regular quarterly meeting, the non-management directors meet in executive session without management present, led by one director on a rotating basis.

DIRECTOR NOMINATIONS

         Nominations Process. The Nominating/Governance Committee is responsible for considering and making recommendations to the Board concerning nominees to recommend to the shareholders in connection with Innotrac's annual meeting of shareholders, and nominees for appointments to fill any vacancy on the Board. To fulfill these responsibilities, the Committee periodically considers and makes recommendations to the Board regarding what experience, talents, skills and other characteristics the Board as a whole should possess in order to maintain its effectiveness. In determining whether to nominate an incumbent director for re-election, the Board and the Nominating/Governance Committee evaluate each incumbent's continued service in light of the Board's collective requirements at the time such director's Class comes up for re-election.

         When the need for a new director arises (whether because of a newly created Board seat or vacancy), the Nominating/Governance Committee proceeds by whatever means it deems appropriate to identify a qualified candidate or candidates, including by engaging director search firms. The Committee reviews the qualifications of each candidate. Final candidates are generally interviewed by one or more Board members. The Committee then makes a recommendation to the Board based on its review, the results of interviews with the candidate and all other available information. The Board makes the final decision on whether to invite the candidate to join the Board.

         Director Qualifications. The Nominating/Governance Committee is responsible for considering and making recommendations to the Board concerning criteria for the selection of qualified directors. At a minimum, directors should have high moral character and personal integrity, demonstrated accomplishment in his or her field, the ability to devote sufficient time to carry out the duties of a director, and be at least 21 years of age. In addition to these minimum qualifications for candidates, in evaluating candidates the Board and the Committee may consider all information relevant in their business judgment to the decision of whether to nominate a particular candidate for a particular Board seat, taking into account the then-current composition of the Board. These factors may include: a candidate's professional and educational background, reputation, industry knowledge and business experience, and the relevance of those characteristics to Innotrac and the Board; whether the candidate will complement or contribute to the mix of talents, skills and other characteristics needed to maintain the Board's effectiveness; the candidate's ability to fulfill the responsibilities of a director and of a member of one or more of the Board's standing committees; whether the candidate is independent; and whether the candidate is financially literate or a financial expert.

         Shareholder Nominations. Nominations of individuals for election to the Board at any meeting of shareholders at which directors are to be elected may be made by any Innotrac shareholder entitled to vote for the election of directors at that meeting by complying with the procedures set forth in Article III,
Section 3 of Innotrac's Bylaws. Article III, Section 3 generally requires that shareholders submit nominations by written notice to the President of the Company setting forth certain prescribed information about the nominee and nominating shareholder. That section also requires that the nomination be submitted at a prescribed time in advance of the meeting, as described below in "Shareholders' Proposals for the 2005 Annual Meeting."

         The Nominating/Governance Committee will consider recommending to the Board that it include in the Board's slate of director nominees for a shareholders' meeting a nominee submitted to Innotrac by a shareholder. In order for the Committee to consider such nominees, the nominating shareholder should submit the information about the nominee and nominating shareholder described in
Article III, Section 3 of the Bylaws to the President at Innotrac's principal executive offices at least 120 days before the first anniversary of the date that Innotrac's proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders. The nominating shareholder should expressly indicate that such shareholder desires that the Board and the Committee consider such shareholder's nominee for inclusion with the Board's slate of nominees for the meeting. The nominating shareholder and shareholder's nominee should undertake to provide, or consent to Innotrac obtaining, all other information the Board and the Committee request in connection with their evaluation of the nominee.

         The shareholder's nominee must satisfy the minimum qualifications for director described above. In addition, in evaluating shareholder nominees for inclusion with the Board's slate of nominees, the Board and Committee may consider all relevant information, including: the factors described above; whether there are or will be any vacancies on the Board; the size of the nominating shareholder's Innotrac holdings and the length of time such shareholder has owned such holdings; whether the nominee is independent of the nominating shareholder and able to represent the interests of Innotrac and its shareholders as a whole; and the interests and/or intentions of the nominating shareholder.

DIRECTORS' COMPENSATION

         During fiscal 2003, we paid our outside directors an annual fee of $10,000, as well as additional fees of $250 and $100, respectively, for each Board meeting and committee meeting attended. Also, we have traditionally granted options annually to each of our outside directors. The exercise price is the closing price of our Common Stock reported on the Nasdaq Stock Market on the date of grant. No stock options were granted to outside directors in 2003. On March 1, 2004, the Board approved an increase in director compensation to $20,000 annually, which will be effective at the election of directors at the Annual Meeting. We also reimburse all directors for their travel and other expenses incurred in connection with attending Board or committee meetings.

COMMUNICATING WITH THE BOARD

         The Board has established a procedure by which shareholders may send communications to the Board. Shareholders desiring to communicate directly with the Board can leave a confidential voice mail message at (678) 584-4003, which is a dedicated telephone number for the Board, or can send communications to the Board by e-mail at bod@innotrac.com or by regular mail sent to the Company's headquarters listed on the first page of this Proxy Statement directed to the attention of the Chairman of the Board. An independent director will review the communication and respond accordingly.

                              ELECTION OF DIRECTORS
                        (ITEM NUMBER 1 ON THE PROXY CARD)

         The Board is divided into three classes of directors serving staggered three-year terms. Two directors are to be elected at the Annual Meeting for a three-year term expiring in 2007. The Board has nominated Scott D. Dorfman and Alston Gardner for those positions. These two nominees have indicated that they will serve if elected, but if the situation should arise that any nominee is no longer able or willing to serve, the proxy may be voted for the election of such other person as may be designated by the Board of Directors.

         The following information as of March 1, 2004 has been furnished by the nominees for director and the continuing directors. Except as otherwise indicated, the nominees and the continuing directors have been or were engaged in their present or last principal employment, in the same or a similar position, for more than five years.

Nominees for Director at the Annual Meeting and Whose Terms Will Expire in 2007 if Elected


Name (Age)                 Information About the Nominees and the Continuing
                           Directors

SCOTT D. DORFMAN (46)      Mr. Dorfman founded Innotrac and has served as
                           Chairman of the Board, President and Chief Executive
                           Officer since its inception in 1984. Prior to founding Innotrac, Mr. Dorfman was employed by Paymaster Checkwriter Company, Inc. ("Paymaster"), an equipment distributor. At Paymaster, Mr. Dorfman gained experience in distribution, tracking and inventory control by developing and managing
                           Paymaster's mail order catalog.

ALSTON GARDNER (48)        Mr. Gardner joined the Company's Board of Directors
                           in March 2004. Mr. Gardner is the founder and principal in Fulcrum Ventures, LLC, a venture capital development firm focused on early stage information technology, biotechnology and health care companies in the southeast United States. In 1989, before founding Fulcrum Ventures, Mr. Gardner founded
                           OnTarget, Inc., a leading sales training and consulting firm, where he served as Chief Executive
                           Officer until it was acquired by Siebel Systems in November 1999. Mr. Gardner's earlier employment experience includes sales and sales management positions with Dun & Bradstreet Computing Services,
                           Information Science, and Automatic Data Processing.
                           Mr. Gardner is a director of Chatham Capital
                           (Atlanta, GA), Bandwith.com (Cary, NC), BioPheresis
                           (Atlanta, GA), and Marketing Central (Atlanta, GA), and previously served on the Board of Forte Software, a Nasdaq company purchased by Sun Microsystems in 1998.

Directors Whose Terms Expire in 2005


Name (Age)                Information About the Nominees and the Continuing
                          Directors

BRUCE V. BENATOR (46)     Mr. Benator is the Managing Partner of Williams
                          Benator & Libby, LLP, certified public accountants, and has been a director since 1997. He has been affiliated with the firm since 1984 and is the firm's
                          Director of Accounting and Auditing Services. From
                          1979 to 1984, Mr. Benator was employed by Ernst &
                          Young, LLP.


Directors Whose Terms Expire in 2006

Name (Age)                Information About the Nominees and the Continuing
                          Directors

MARTIN J. BLANK (57)      Mr. Blank has been a director of Innotrac since 1997
                          and currently serves as an independent legal consultant. Mr. Blank was a co-founder of Automobile
                          Protection Corporation, or APCO, a subsidiary of the Ford Motor Company engaged in the marketing of extended vehicle service contracts and warranty programs. Mr. Blank served as Secretary and Director of APCO since its inception in 1984 and as Chairman of the Board and Chief Operating Officer since 1988 until his retirement on December 31, 2003. Mr. Blank's experiences prior to co-founding APCO include the practice of law and the representation of and financial management for professional athletes. Mr.
                          Blank is admitted to the bar in the States of Georgia and California.

JOEL E. MARKS (47)        Mr. Marks has been a director of Innotrac since 2002
                          and serves as an independent consultant to the financial services industry. Mr. Marks has been the President of Innovative Brokerage Solutions, Inc.
                          since May 2002, providing investment banking services.
                          From January 2001 to April 2002, Mr. Marks served as a
                          Senior Vice President and Managing Director of First
                          Union Securities, Inc., a securities firm. Prior to that, Mr. Marks served as Vice Chairman and Chief
                          Operating Officer of securities firm JWGenesis
                          Financial Corp. Mr. Marks co-founded JWGenesis in 1983 and served in various capacities with that firm until its merger with First Union Securities, Inc. in January 2001. From 1987 through 1994, Mr. Marks served as Chief Financial Officer and Senior Vice President of APCO. Mr. Marks obtained his certification as a public accountant in 1978 and was employed in various capacities in both the audit and tax departments of the accounting firm of Deloitte Haskins & Sells (now
                          Deloitte & Touche LLP).

DAVID L. GAMSEY (46)       Mr. Gamsey has served as Senior Vice President,
                           Chief Financial Officer, Treasurer and Secretary since May 2000. In 2001, Mr. Gamsey was appointed to
                           Innotrac's Board of Directors. Prior to joining
                           Innotrac, from September 1995 to May 2000, he served as Chief Financial Officer of AHL Services, Inc., a provider of contract staffing and outsourcing solutions. From 1988 to September 1995, Mr. Gamsey was a Managing Director of Investment Banking at the accounting firm Price Waterhouse LLP (now
                           PricewaterhouseCoopers LLP). From 1987 to 1988, he served as Chief Financial Officer of Visiontech,
                           Inc., a manufacturer of contact lenses, and from 1979 to 1987, he was a Senior Audit Manager for the accounting firm Arthur Andersen LLP. Mr. Gamsey is a certified public accountant.


                             EXECUTIVE COMPENSATION

         The following table sets forth the total compensation paid or accrued by Innotrac for services rendered during the fiscal years ended December 31, 2003, 2002 and 2001, to or for Innotrac's Chief Executive Officer and its four other most highly compensated executive officers, based on salary and bonus (the "Named Executive Officers"). The total amount of perquisites, personal benefits and other annual compensation paid to the Named Executive Officers do not in any case exceed the lesser of $50,000 or ten percent of such officer's total salary and bonus.


                           SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION     LONG TERM COMPENSATION
                                            -----------------------  --------------------------
                                                                      RESTRICTED   SECURITIES
                                  FISCAL                                STOCK      UNDERLYING       ALL OTHER
                 NAME             YEAR        SALARY       BONUS        AWARD      OPTIONS (#)     COMPENSATION
      -------------------------  -------    ----------   ---------   -----------  ------------   ----------------
      Scott D. Dorfman            2003       $321,250    $     --      $     --             --      $   1,854(1)
        Chairman of the Board,    2002        346,250      27,440        41,200(2)      50,000          1,854
        President and Chief       2001        408,942     466,331            --             --         57,608
        Executive Officer

      David L. Gamsey             2003        252,000      35,000            --             --             --
        Senior Vice President,    2002        252,000      27,440        41,200(2)      50,000             --
        Chief Financial Officer,  2001        252,000     131,670            --             --          2,758
        Treasurer and Secretary

      David L. Ellin              2003        222,634 (3)      --            --             --             --
        Senior Vice President -   2002        194,250      16,940        41,200(2)      50,000             --
        Sales                     2001        181,060     115,211            --             --         11,876

      Robert J. Toner (4)         2003        189,616      40,000            --             --             --
        Vice President-           2002        185,000      27,440        41,200(2)      50,000             --
        Logistics                 2001         74,731          --            --         25,000             --

      Larry C. Hanger             2003        178,500      15,000            --             --             --
        Senior Vice President-    2002        158,942      27,440        41,200(2)      50,000             --
        Client Services           2001        155,192      99,066            --             --          1,431

-----------------

(1) Includes the full dollar amount of premiums paid by Innotrac with respect to split-dollar life insurance on the life of Mr. Dorfman.

(2) On February 28, 2003, the Company granted each of its executive officers 10,510 shares of restricted stock in connection with services rendered in fiscal year 2002, which vested on March 1, 2004. The aggregate value of each such grant as of December 31, 2003 based on the closing price of our common stock on the Nasdaq Stock Market on such date was $110,144.80. In addition, Mr. Ellin received a grant of 50,000 shares of restricted stock on December 20, 2000, the value of which was $524,000 at December 31, 2003. Outstanding shares of restricted stock are entitled to receive dividends when and if declared on Innotrac's Common Stock.

(3)  Includes sales commissions of $38,884.

(4)  Mr. Toner's employment commenced June 2001.

         None of the Named Executive Officers received option grants during fiscal 2003.

AGGREGATED OPTION EXERCISES IN FISCAL 2003 AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth the aggregate option exercises by each Named Executive Officer during 2003, as well as the year-end value of unexercised options held by the Named Executive Officers at December 31, 2003.


                                                          NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                              AGGREGATE OPTIONS          UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                            EXERCISED DURING 2003     OPTIONS AT DECEMBER 31, 2003        DECEMBER 31, 2003(1)
                            ---------------------     -----------------------------  -----------------------------
                             SHARES       VALUE
NAME                        ACQUIRED     REALIZED     EXERCISABLE     UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        --------    ---------     -----------   ---------------  ------------   -------------
Scott D. Dorfman........     25,000      $ 81,128        50,000          75,000      $217,750       $487,875
David L. Gamsey.........     26,000        74,312        86,500          87,500       409,546        553,238
David L. Ellin..........     25,000        74,662       211,000          75,000       431,650        487,875
Robert J. Toner.........     12,500        17,595             0          62,500             0        397,625
Larry C. Hanger.........     25,000        78,525        78,500          75,000       252,250        487,875

-----------------
(1) Represents aggregate excess of market value of shares under option as of December 31, 2003, using the closing price of $10.48 at such date, over the exercise price of the options.

EXECUTIVE CONTRACTS, TERMINATION AND CHANGE-IN-CONTROL ARRANGEMENTS

         Innotrac has entered into employment agreements with all its current Named Executive Officers. The following summaries are qualified in their entirety by the full text of the employment agreements, which are on file with the SEC.

         Scott D. Dorfman. Mr. Dorfman has entered into an agreement to serve as Innotrac's Chairman of the Board, President and Chief Executive Officer. His employment agreement expires on December 31, 2005. Mr. Dorfman is entitled to a salary of no less than $425,000 per year and is eligible for annual increases and a performance-based bonus which can be up to 100% of his salary, although he has voluntarily elected to take a lesser amount in 2002 and 2003. He may participate in such benefit plans as Innotrac maintains from time to time for senior executives, and receives customary perquisites.

         Mr. Dorfman's employment agreement may be terminated by either party if he dies or becomes disabled, by Innotrac for "good cause" (as defined) or for any reason by either party upon 90 days' notice. Upon any termination of his employment, he is entitled to all compensation and benefits accrued through the date of termination plus any bonus earned for the year during which he is terminated, calculated based on the performance of Innotrac through the termination date and prorated for the partial year of employment. If Mr. Dorfman's employment is terminated because he dies or becomes disabled, then in addition to accrued compensation, all of his stock options become vested as of the termination date and will expire in accordance with their respective scheduled expiration dates. If Innotrac terminates his agreement for good cause or if Mr. Dorfman terminates his employment (if there has been no change in control of Innotrac in the 18 months prior to termination), then all his unvested stock options are forfeited as of the termination date and his vested options remain exercisable for a period of 90 days after the termination date, after which they will expire. If Innotrac terminates Mr. Dorfman's employment without good cause, then in addition to accrued compensation, Mr. Dorfman is entitled to continue to receive his normal salary for a period of six months following the termination date. Upon termination without good cause, all of his stock options become vested as of the termination date and will expire upon the first anniversary of the termination date.

         If Innotrac terminates Mr. Dorfman without good cause within 18 months after a change in control of Innotrac, or if Mr. Dorfman terminates his employment for "good reason" (as defined) within the same period, Mr. Dorfman is entitled to continue to receive his normal salary and certain benefits and perquisites for a period of 18 months following the termination date. All his stock options shall become vested on the termination date and remain exercisable for the longer of their respective scheduled expiration dates or three years following the termination date. If Mr. Dorfman terminates his employment without good reason within 18 months after a change in control of Innotrac, he is entitled to all the same compensation and benefits described in this paragraph, except that his salary and other benefits shall only continue for 12 months following the termination date.

         Mr. Dorfman is subject to customary confidentiality, noncompete and nonsolicitation covenants during the term of his employment and for an additional period of one year following his termination. During this period, Mr. Dorfman must keep Innotrac's confidential information confidential. Mr. Dorfman is obligated to keep Innotrac's trade secrets confidential for as long as they remain trade secrets. He is prohibited during this period from engaging in the businesses of selling Caller ID technology and hardware, fulfillment services, e-commerce fulfillment and e-commerce return services as well as other similar services that Innotrac offers, within a 35-mile radius of any of Innotrac's locations. Furthermore, he is prohibited during this period from soliciting Innotrac customers, with some exceptions during the period from his termination to the first anniversary of his termination.

         David L. Gamsey. Mr. Gamsey has entered into an agreement to serve as Innotrac's Senior Vice President and Chief Financial Officer until December 31, 2005. Mr. Gamsey is entitled to a salary of no less than $240,000 per year and is eligible for annual increases and a performance-based bonus which can be up to 50% of his salary. The other provisions of Mr. Gamsey's employment agreement are similar to those described above with respect to Mr. Dorfman's employment agreement.

         David L. Ellin. Mr. Ellin has entered into an agreement to serve as Innotrac's Senior Vice President - Sales until December 31, 2005, or in such other executive capacity as the Board may from time to time determine. Mr. Ellin is entitled to a salary of no less than $175,000 per year and is eligible for annual increases, sales commissions and a performance-based bonus which can be up to 60% of his salary, less commissions. The other provisions of Mr. Ellin's employment agreement are similar to those described above with respect to Mr. Dorfman's employment agreement.

         Robert J. Toner. Mr. Toner has entered into an agreement to serve as Innotrac's Vice President - Logistics until December 31, 2004, or in such other executive capacity as the Board may from time to time determine. Mr. Toner is entitled to a salary of no less than $185,000 per year and is eligible for annual increases and a performance-based bonus which can be up to 50% of his salary. The other provisions of Mr. Toner's employment agreement are similar to those described above with respect to Mr. Dorfman's employment agreement.

         Larry C. Hanger. Mr. Hanger has entered into an agreement to serve as Innotrac's Senior Vice President - Client Services until December 31, 2005, or in such other executive capacity as the Board may from time to time determine. Mr. Hanger is entitled to a salary of no less than $150,000 per year and is eligible for annual increases and a performance-based bonus which can be up to 60% of his salary. The other provisions of Mr. Hanger's employment agreement are similar to those described above with respect to Mr. Dorfman's employment agreement.

                           RELATED PARTY TRANSACTIONS

         The Company leases a single engine aircraft from a company wholly-owned by its Chairman and Chief Executive Officer. The Company pays a pro rated amount of the maintenance, insurance, taxes, fuel and other expenses associated with the aircraft based on Innotrac's business use of the aircraft, which was approximately 85% for 2003. This allocation is reviewed annually. Innotrac paid $133,656 for Innotrac's use of the aircraft in 2003.

         In 2003, the Company paid approximately $82,500 in fees to Williams Benator & Libby, LLP, an accounting firm, for tax compliance and consulting services and related software products. Bruce Benator, one of the Directors of Innotrac, is the Managing Partner and part owner of that firm.

         In 2003, the Company paid approximately $863,000 in fees to Harp Ink, a print broker, for services related to the printing of marketing, client, inter-company and other materials. Harp Ink is owned by Hy Dorfman, the brother of the Company's Chairman and Chief Executive Officer, and Hy Dorfman's wife.

         For 2003, the Company paid approximately $78,000 in salary and bonuses to Mindy Dorfman, an employee who functioned full-time as a client service director for Innotrac. She is the sister of the Company's Chairman and Chief Executive Officer.

         In 2003, the Company and the IPOF Group (consisting of IPOF Fund, LP and its general partner, David Dadante), which as of December 31, 2003 beneficially owned approximately 3.0 million shares of Common Stock, entered into an amended Agreement to permit the IPOF Group to acquire up to 40% of the Common Stock on the terms set forth in that Agreement without becoming an "Acquiring Person" under the Company's Rights Agreement with SunTrust Bank. The Agreement with the IPOF Group contains various restrictions on the IPOF Group's right to vote and take certain other shareholder actions. Among these restrictions, the IPOF Group agreed to vote all shares in excess of 15% proportionately with vote(s) cast by the other shareholders of the Company and not to seek to place a representative on the Company's Board or seek to remove any member of the Board. The IPOF Group further acknowledged that it is an "affiliate" as defined under applicable federal securities law.

         In early 2004, the Company learned that certain trading activity of the IPOF Group, an owner of more than 5% of the outstanding Common Stock, may have violated the short swing profit rules under Section 16(b) of the Securities Exchange Act of 1934. The Company promptly conducted an investigation of the matter. On March 3, 2004, the Company and the IPOF Group entered into a Settlement Agreement regarding the potential Section 16(b) liability issues that provides for the Company's recovery of $301,957.

POLICY RESPECTING RELATED PARTY TRANSACTIONS

         The Board of Directors has adopted a policy that any transactions between Innotrac and any of its officers, directors or principal shareholders or affiliates must be on terms no less favorable than those that could be obtained from unaffiliated parties in comparable situations and must be approved by the Audit Committee of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Dorfman, Blank and Marks comprised the members of the Compensation Committee during fiscal 2003. Messrs. Blank and Marks comprised the members of the Executive Compensation Subcommittee. While Mr. Dorfman is our Chairman, President and Chief Executive Officer, neither Mr. Blank nor Mr. Marks is a current or former officer of Innotrac. No interlocking relationship exists between our Board of Directors, Compensation Committee, Executive Compensation Subcommittee or executive officers and the board of directors, compensation committee or executive officers of another company. We have entered into a transaction with Mr. Dorfman as described in "Related Party Transactions."

         In March 2004, Mr. Dorfman resigned from the Compensation Committee and the Board consequently dissolved the Executive Compensation Subcommittee as described above under "Board Matters."

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         This report sets forth Innotrac's current compensation policies for its executive officers and describes the basis on which fiscal 2003 compensation determinations were made with respect to the executive officers, including the Chairman, President and Chief Executive Officer, Mr. Dorfman, and the other Named Executive Officers. Messrs. Dorfman, Blank and Marks comprised the Compensation Committee during fiscal 2003 and Messrs. Blank and Marks comprised the Executive Compensation Subcommittee. The Committee's structure was changed in early 2004 as discussed at the end of this Report.

GENERAL COMPENSATION PHILOSOPHY

         The programs and policies for the compensation of Innotrac's executive officers are designed to attract and retain capable executive officers and to link the compensation of executive officers to the attainment of performance goals and increases in Innotrac's stock price.

         The Committee reviews and determines the appropriateness of the compensation paid to each of Innotrac's executive officers annually, with the philosophy described above as its guide. While promoting initiative and providing incentives for superior executive management performance, the Committee also seeks to assure that Innotrac is able to compete for and retain talented personnel to lead it in achieving levels of financial performance that enhances shareholder value over the long-term as well as the short-term.

PRINCIPAL EXECUTIVE COMPENSATION ELEMENTS

         Our compensation programs consist of the following basic components:

         -        Competitive base salaries;

         -        Annual incentive bonuses;

         -        Long-term incentive stock options or bonuses; and

         -        Customary benefits.

         Base Salaries. The base salaries of Innotrac's executive officers are generally established without reference to specific Company performance or competitive criteria. Employment agreements of our senior executive officers guarantee certain minimum salaries determined through a process of arm's length negotiations. Salaries of executive officers are reviewed on an annual basis, but increases are not mandated by the employment agreements. With the exception of Mr. Toner and Mr. Hanger, there were no salary increases for executive officers in 2003 and Mr. Dorfman, Chief Executive Officer, had a salary reduction.

         Annual Incentive Bonuses. Annual incentive bonuses for executive officers are determined under Innotrac's Senior Executive Incentive Compensation Plan (the "Executive Plan"), which Innotrac's shareholders approved in fiscal 2000. The Executive Plan ties the incentive compensation payable to the executive officers directly to the attainment of specific, objective performance targets, thereby aligning the interests of management with the interests of Innotrac's shareholders. The amount of bonuses potentially payable to executive officers is determined as a range of percentages of an individual officer's salary. Bonuses paid in accordance with the Executive Plan can be based on the achievement of any number of enumerated performance criteria, such as earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization ("EBITDA"); return on capital employed; cash flow; cash flow return; operating income; gross margin; net income; earnings per share; return on equity; return on assets (or net assets); pre-tax profit; market value of the Company's stock; and total shareholder return. For 2003, bonuses were based on the satisfaction of individual performance goals and objectives determined by the Committee.

         Bonuses were paid pursuant to the Executive Plan to some of the Named Executive Officers for fiscal 2003 in the form of cash. See "Summary Compensation Table" for the amounts of bonuses paid to those Named Executive Officers for 2003. Commissions earned by Mr. Ellin, Innotrac's Senior Vice President - Sales, were deducted from his cash bonus, resulting in no additional bonus paid to him. The commissions are included in the

"Salary" column of the "Summary Compensation Table." Mr. Dorfman, the Chief Executive Officer, did not receive a bonus for fiscal 2003.

         Long-Term Stock Incentives. Innotrac believes that stock options and other stock incentives play an integral role in its ability to attract and retain employees and directors and to provide incentives for such persons to promote Innotrac's financial success. Moreover, stock incentives benefit Innotrac by closely aligning the interests of grantees with the interests of Innotrac's shareholders.

         Under the Stock Incentive Plan, employees, including executive officers, non-employee directors and independent advisors and consultants to the Company and its subsidiaries, may be granted long-term stock incentives in the form of stock options, stock appreciation rights, restricted stock and performance shares. Although incentive grants made in prior periods are taken into account when making grants to the same grantees in subsequent periods, this consideration is only one of several criteria. No options were granted to any of the Named Executive Officers in fiscal 2003. During fiscal 2003, grants of restricted stock were made to the Named Executive Officers, but these were made in connection with services rendered in fiscal 2002.

BENEFITS

         Executives also participate, on a voluntary basis, in Innotrac's regular employee benefit programs, including group medical and dental coverage, group life insurance and group long-term disability insurance. In addition, executive officers can participate in a deferred compensation plan with respect to which Innotrac may provide matching contributions. All Company matches permitted under the executive deferred compensation plan were suspended in 2003.

NEW COMMITTEE STRUCTURE AND COMPENSATION DEDUCTIBILITY POLICY

         In March 2004, in accordance with new Nasdaq listing standards, Mr. Dorfman resigned from the Compensation Committee and the Committee adopted an amended and restated charter which, among other things, requires that all of its members be "independent" directors within the meaning of the new listing standards. The Executive Compensation Subcommittee, which had originally been constituted to (1) help achieve certain securities law advantages with respect to stock-based compensation to Innotrac's officers and directors, and (2) help maintain the tax deductibility of certain compensation in excess of $1 million to Innotrac's Named Executive Officers under Section 162(m) of the Internal Revenue Code, was dissolved as no longer necessary to achieve those objectives in light of the full Committee's all-independent director membership.

         During fiscal 2003 and through the restructuring of the Compensation Committee discussed above, the Committee followed its usual practices of delegating certain deliberations to the Subcommittee and of having Mr. Dorfman recuse himself from discussions and votes regarding his own compensation, or in circumstances where his participation, as an Innotrac executive officer, would affect compliance with the securities laws mentioned above or Section 162(m). Although Innotrac's policy is generally to maintain the tax deductibility of executive officer compensation under Section 162(m), Innotrac and the Committee believe that other compensation objectives, such as attracting, retaining and providing incentives to qualified managers, may supersede the goal of maintaining deductibility. Consequently, Innotrac and the Committee retain the discretion to make compensation decisions without regard to deductibility when it is in the best interests of Innotrac and its shareholders to do so.

                        Martin J. Blank -- Joel E. Marks
                       (Members of Compensation Committee)

                             STOCK PERFORMANCE GRAPH

         Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return of Innotrac's Common Stock against the cumulative total return of the Nasdaq Stock Market (U.S.) Index and the Nasdaq Non-Financial Index for the period commencing on January 1, 1999 and ending on December 31, 2003.

                                [GRAPHIC CHART]



                                                                  CUMULATIVE TOTAL RETURN
                                           -------------------------------------------------------------------------
                                           12/1998     12/1999     12/2000        12/2001       12/2002      12/2003
                                           -------     -------     -------        -------       -------      -------
Innotrac Corporation                         100         76          19             38             12           58
Nasdaq Stock Market (U.S.) Index             100         54          89            113            163           109
Nasdaq Non-Financial Index                   100        196         114             86             57           88


                            EQUITY COMPENSATION PLANS

         The following table sets forth aggregate information as of December 31, 2003 about all Innotrac compensation plans, including individual compensation arrangements, under which our equity securities are authorized for issuance. The weighted-average exercise price does not include restricted stock.



                                     NUMBER OF SECURITIES TO        WEIGHTED-AVERAGE          NUMBER OF SECURITIES
                                      BE ISSUED UPON EXERCISE       EXERCISE PRICE OF        REMAINING AVAILABLE FOR
                                      OF OUTSTANDING OPTIONS,      OUTSTANDING OPTIONS,       FUTURE ISSUANCE UNDER
    PLAN CATEGORY                       WARRANTS AND RIGHTS         WARRANTS AND RIGHTS      EQUITY COMPENSATION PLANS
----------------------------------   ------------------------      --------------------      -------------------------
Equity Compensation Plans
Approved by Shareholders ........             1,642,100                 $   5.59                 1,651,650
Equity Compensation Plans Not
Approved by Shareholders ........                   N/A                      N/A                       N/A

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Pursuant to the Audit Committee Charter, the Audit Committee appoints the firm that will serve as Innotrac's independent accountants each year. Such appointment is not subject to ratification or other vote by the shareholders. The Audit Committee is still evaluating which independent accountants to appoint for the current fiscal year, but has appointed Deloitte & Touche LLP as its independent auditors for purposes of reviewing the Company's quarterly financial statements for the first quarter of 2004.

         A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

FEES
         The following table summarizes the aggregate fees billed to Innotrac by Deloitte & Touche LLP:


($ in thousands)                          2003          2002
                                          ----          ----
Audit Fees (1) .................          $170          $136
Audit-Related Fees (2) .........            23            11
Tax Fees .......................             0             0
All Other Fees .................            00             0
                                          ----          ----
Total ..........................          $193          $147
                                          ====          ====

-----------------

(1) Fees for audit services billed in 2003 and 2002 consisted of audit of the Company's annual financial statements and reviews of the Company's quarterly financial statements.

(2) Fees for audit-related services billed in 2003 and 2002 consisted of employee benefit plan audits and agreed-upon procedures engagements.

PRE-APPROVAL POLICIES AND PROCEDURES

         In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

         The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services. These policies and procedures describe the permitted audit, audit-related, tax and other services (collectively, the "Disclosure Categories") that the independent auditor may perform. These policies and procedures require that prior to the beginning of each fiscal year, a description of the services (the "Service List") expected to be performed by the independent auditor in each of the Disclosure Categories in the following fiscal year be presented to the Audit Committee for approval. On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees for the fiscal year.

         The Audit Committee also may pre-approve requests for specific audit, audit-related, tax and other services not contemplated on the Service List on a case-by-case basis, although these services cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings; however, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee, who must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

         Provisions of the Sarbanes-Oxley Act of 2002 requiring Audit Committee pre-approval of all services to be performed by the independent auditor became effective during the Company's 2003 fiscal year. Following the effectiveness of such provisions, all services performed by the independent auditor in 2003 were pre-approved in accordance with this policy. The Audit Committee did not waive any approval requirements during these periods.

         The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. The provision allows for the pre-approval requirement to be waived if all of the following criteria are met:

1.       The service is not an audit, review or other attest service;

2. The aggregate amount of all such services provided under this provision does not exceed the lesser of $25,000 or five percent of total fees paid to the independent auditor in a given fiscal year;

3. Such services were not recognized at the time of the engagement to be non-audit services (to date, the SEC has not provided any guidance with respect to determining whether or not a service was "recognized" at the time of the engagement. We believe that the SEC intended the term "recognized" to mean "identified");

4. Such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee or its designee; and

5. The service and fee are specifically disclosed in the Proxy Statement as meeting the de minimis requirements.

         During 2003, fees for audit-related services totaling $6,000 were approved under the de minimis provision.

FORMER ACCOUNTANTS

         On April 22, 2002, the Board of Directors of Innotrac, upon recommendation of its Audit Committee, dismissed its accountants, Arthur Andersen LLP ("Andersen"), and appointed Deloitte & Touche LLP as its new independent accountants, effective immediately. During Innotrac's fiscal years 2000 and 2001 and through April 22, 2002, there were no disagreements between Innotrac and Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreements in connection with its reports on Innotrac's consolidated financial statements for such periods, nor have there been any reportable events as listed in Item 304(a)(1)(v) of Regulation S-K. During Innotrac's fiscal years 2000 and 2001 and through April 22, 2002, Innotrac did not consult with Deloitte & Touche LLP with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

                          REPORT OF THE AUDIT COMMITTEE

         The Board of Directors, in its business judgment, has determined that all three members of the Audit Committee are "independent" as required by applicable current listing standards of The Nasdaq Stock Market. The Committee operates pursuant to an Audit Committee Charter that was amended and restated by the Board on March 1, 2004. A copy of the amended and restated Audit Committee Charter is attached as Appendix A to this Proxy Statement. The Company's management is responsible for its internal accounting controls and the financial reporting process. The Company's independent accountants, Deloitte & Touche LLP, are responsible for performing an audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and for expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee's responsibility is to monitor and oversee these processes.

         In keeping with that responsibility, the Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with management and the independent accountants. In addition, the Audit Committee has discussed with the Company's independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committee," as currently in effect. The Audit Committee also has received the written disclosures from the independent accountants required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with the independent accountants their independence.

         Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent."

         Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Audit Committee Charter, the Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

         This report is respectfully submitted by the Audit Committee of the Board of Directors.

               Joel E. Marks -- Martin J. Blank -- Alston Gardner
                        (Members of the Audit Committee)

                 SHAREHOLDERS' PROPOSALS FOR 2005 ANNUAL MEETING

         Any shareholder who wishes to present a proposal appropriate for consideration at Innotrac's 2005 Annual Meeting of Shareholders must submit the proposal in proper form to Innotrac at its address set forth on the first page of this Proxy Statement no later than December 16, 2004 for the proposal to be considered for inclusion in Innotrac's Proxy Statement and form of proxy relating to such Annual Meeting. Proposals should be sent by certified mail, return receipt requested. Innotrac must be notified of any other shareholder proposal intended to be presented for consideration at the 2005 Annual Meeting not later than March 1, 2005 or else proxies may be voted on such proposal at the discretion of the persons named in the proxy.

                                  OTHER MATTERS

         All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and soliciting proxies will be paid by Innotrac. It is estimated that such costs will be nominal. Innotrac may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy materials to beneficial owners of stock. The solicitation of proxies will be conducted primarily by mail but may include telephone, telegraph or oral communications by directors, officers or regular employees of Innotrac, acting without special compensation.

         The Board of Directors is aware of no other matters, except for those incidental to the conduct of the Annual Meeting, that are to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any postponement, adjournment or adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

         Shareholders are urged to fill in, date and sign the accompanying form of proxy and return it to Innotrac as soon as possible.


                                     BY ORDER OF THE BOARD OF DIRECTORS,

                                     David L. Gamsey
                                     Secretary

                                   APPENDIX A
                             AUDIT COMMITTEE CHARTER

I.       PURPOSE AND AUTHORITY

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its financial and other oversight responsibilities by serving as an independent and objective party to oversee, monitor and appraise:
(1) the integrity of the Company's financial statements and other external financial information, financial reporting process and internal controls; (2) the Company's auditing process, including all engagements of the Company's independent accountants, the internal auditors and the performance of financial management; and (3) the Company's ethical and legal compliance. In furtherance of its purpose, the Committee shall strive to provide an open avenue of communication among the Company's independent accountants, internal auditors, management and the Board.

         In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and has the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties. The Company shall provide funding, as determined by the Committee, for payment of compensation to the independent auditors and to any advisers the Committee retains.

II.      MEMBERSHIP REQUIREMENTS

         The Committee shall be comprised of three or more directors as determined by the Board. All members of the Committee shall be "independent" within the meaning of the listing standards of the Nasdaq Stock Market, including the independence standards for Committee members prescribed by Rule 10A-3 under the Securities Exchange Act. All members of the Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement. At least one member shall be an "audit committee financial expert" within the meaning of the rules of the Securities & Exchange Commission. Members of the Committee shall also meet such other qualifications as may be imposed from time to time by the Board, by law or by the listing requirements of the Nasdaq Stock Market. Committee members should be able to devote sufficient time to carrying out the responsibilities of a member of the Committee.

III.     MEETINGS AND GOVERNANCE

         The Committee shall meet in connection with the Company's annual audit and for other purposes as circumstances dictate. To foster open communications, the Committee will meet in executive sessions with the independent accountants, internal auditors and management as appropriate. The Committee will report its activities and findings to the Board on a regular basis.

         The Board may appoint a Chair of the Committee. The Chair will preside, when present, at all meetings of the Committee. One-third of the members, but not less than two, will constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee. The Committee may meet by telephone or video conference and may take action by written consent.

IV.      DUTIES, RESPONSIBILITIES AND ACTIVITIES

         While the Committee has the duties and responsibilities set forth in this Charter, management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls and management's report thereon; and the Company's independent accountants are responsible for performing an audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States, for expressing an opinion as to their conformity with generally accepted accounting principles, for reviewing the Company's quarterly financial statements and for attesting to management's report on the Company's internal control. The Committee's responsibility is to monitor and oversee these processes.

         To fulfill its purpose, the Committee shall from time to time perform the following duties and responsibilities and shall engage in the following activities to the extent necessary or appropriate in the judgment of the
Committee:

         (A)      Review of Financial Statements, Reports and Charter

         The Committee shall review the Company's financial statements, reports and other financial information, in conjunction with the Company's internal financial management and independent accountants, as appropriate. Such review shall generally include candid discussions of the quality - not merely the acceptability - of the Company's accounting principles as applied in its financial reporting. Reviews shall generally occur prior to dissemination of the statement, report or other document to a third party or the public. Without limitation, the Committee shall review, to the extent it deems necessary or appropriate:

         - The annual financial statements and other material financial content of the Company's Annual Reports to Shareholders and/or Annual Reports on Form 10-K.

         - Any quarterly or other interim financial statements and other material financial content of the Company's Quarterly Reports on Form 10-Q.

         - Any other material external financial information, such as earnings releases.

         - Any material internal reports prepared by the independent accountants, internal auditors or management.

         - The annual Report of the Committee for inclusion in the Company's annual proxy statement.

         - This Charter on an annual basis, or more frequently as circumstances dictate.

         The Chair or another member of the Committee may represent the entire Committee for purposes of reviewing quarterly information, other material external financial information such as earnings releases, or internal reports to the extent permissible under the listing requirements of the Nasdaq Stock Market and generally accepted auditing standards.

         (B)      Relationship with Independent Accountants and Internal
Auditors

         - The Committee shall be directly responsible for the appointment, compensation, retention and termination of the independent accountants and the independent accountants shall report directly to the Committee. The Committee shall have sole authority to determine the compensation to be paid to the independent accountants for any service. The Committee also shall be responsible for the oversight and evaluation of the work of the independent accountants, including resolution of disagreements between management and the independent accountants.

         - The Committee shall pre-approve all audit and permitted non-audit services provided to the Company by the independent accountants. The Committee may delegate pre-approval authority to a member or members of the Committee or may adopt pre-approval policies and procedures, to the extent permitted by applicable laws. Any pre-approvals made pursuant to delegated authority or pre-approval policies and procedures must be presented to the full Committee at its next scheduled meeting.

         - The Committee shall receive a report or report update from the independent accountants, within the time periods prescribed by the rules of the Securities and Exchange Commission, on: all critical accounting policies and practices of the Company; all material alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent accountants; and other material written communications between the independent accountants and management.

         - The Committee shall receive a formal written statement from the independent accountants delineating all relationships between the independent accountants and the Company. The Committee shall actively engage the independent accountants in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and take appropriate action to oversee the independence of the independent accountants.

         - The Committee shall oversee the objectives, activities and staffing of the internal auditors.

                 (C)      Financial Reporting and Auditing Processes

         - The Committee shall oversee the integrity of the Company's financial reporting process, both internal and external.

         - The Audit Committee shall discuss with the independent accountants, internal auditors and management the overall scope and plans for their respective audits.

         - The Committee shall review with the independent accountants, the internal auditors and management the adequacy and effectiveness of the Company's internal controls, including management's report on the adequacy or effectiveness of internal controls and the fullness and accuracy of the Company's financial statements. The Committee shall consider the quality of presentation of, among other matters, critical accounting policies, off-balance sheet transactions and financial measures presented on a basis other than in accordance with generally accepted accounting principles.

         - The Committee shall review the quality and appropriateness of the Company's accounting principles and underlying estimates as applied in its financial reporting, including the independent accountants' judgments concerning the foregoing.

         - In consultation with the independent accountants, management and the internal auditors, the Committee shall review any major changes or improvements to the Company's financial and accounting principles and practices and internal controls.

         - The Committee may, as it deems necessary or advisable, discuss with management policies with respect to risk assessment and risk management, including the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

                 (D)      Ethical and Legal Compliance

         - The Committee shall establish and oversee procedures for the receipt, retention and treatment of complaints received by the issuer regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

         - The Committee shall review and approve all transactions to which the Company is a party and in which any director and executive officer has a direct or indirect material interest, apart from in their capacity as director or executive officer.

         - The Committee shall oversee the development and administration of an appropriate ethics and compliance program, including a code or codes of ethics and business conduct. The Committee shall review requests for and determine whether to grant or deny waivers of the Company's code of ethics applicable to directors and executive officers.

         In addition, the Committee may perform any other activities in its discretion that are consistent with the Committee's purpose, or as determined necessary or appropriate by the Board.

                                  COMMON STOCK

                            OF INNOTRAC CORPORATION

                    THIS PROXY IS SOLICITED BY THE BOARD OF

                         DIRECTORS FOR THE MAY 17, 2004

                         ANNUAL MEETING OF SHAREHOLDERS

    The undersigned hereby appoints Scott D. Dorfman and David L. Gamsey, and each of them, the proxy of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of Innotrac Corporation (the "Company") to be held on May 17, 2004, and any adjournments or postponement thereof.

1.  Election of Directors

                    Scott D. Dorfman               Alston Gardner

    [ ]    FOR all nominees for director listed above       [ ]    WITHHOLD AUTHORITY to vote for all nominees
           (except as marked to the contrary).                     listed above.

    [ ] WITHHOLD AUTHORITY to vote for an individual nominee. Write name(s) below.

--------------------------------------------------------------------------------

2. In accordance with their best judgment with respect to any other matters that may properly come before the meeting.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ELECTION AS DIRECTORS OF THE PERSONS NAMED IN THE PROXY AND ACCOMPANYING PROXY STATEMENT, AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.


                                                                      ,
                                    Date:                             2004
                                           -------------------------

                                    --------------------------------------------
                                    Please sign this Proxy exactly as name
                                    appears on the Proxy.


                                    Note: When signing as attorney,
                                    trustee, administrator, or guardian,
                                    please give your title as such. In the
                                    case of joint tenants, each joint owner
                                    must sign.